      As filed with the Securities and Exchange Commission on April 3, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant To Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                              Vornado Realty Trust
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Maryland                                    22-1657560
----------------------------------------              --------------------------
(State of Incorporation or Organization)              (IRS Employer
                                                       Identification No.)

Park 80 West, Plaza II,
Saddle Brook, New Jersey                                      07663
----------------------------------------              --------------------------
(Address of principal executive offices)                    (Zip Code)

If this Form relates to the             If this Form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the effectiveness
Instruction A(c)(1) please check the    of a concurrent registration
following box. |_|                      statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box.  |_|

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
          -------------------                ------------------------------

      Series A Convertible Preferred              New York Stock Exchange
      Shares of Beneficial Interest,
      liquidation preference $50.00
      per share, no par value per
      share

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

            A description of the Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share (the "Series A Preferred Shares"), which are to be registered hereunder is contained under the caption "Description of Series A Preferred Shares" in the Preliminary Prospectus Supplement, dated March 26, 1997, to the Prospectus, dated December 26, 1995, constituting a part of the Registration Statement on Form S-3 (File No. 33-62395) of Vornado Realty Trust (the "Company"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description, and the related information contained under the caption "Description of Shares of Beneficial Interest--Description of Preferred Shares" in the Prospectus, dated December 26, 1995, is hereby incorporated by reference and any description included in a form of prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit No.                             Exhibit
-----------                             -------

      3.1 Amended and Restated Declaration of Trust of the Company, as amended May 23, 1996 (incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-09159), filed on July 30, 1996)

      3.2           By-laws of the Company, dated March 10, 1994,
                    (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993
                    (File No. 1-5098) filed on March 24, 1994)

      3.3 Form of Articles of Amendment of the Amended and Restated Declaration of Trust of the Company

      4.1 Form of Articles Supplementary Classifying the Series A Convertible Preferred Shares of Beneficial Interest

      4.2 Form of Specimen Share Certificate for the Series A Convertible Preferred Shares of Beneficial Interest

      4.3 Specimen certificate representing the Company's Common Shares of Beneficial Interest (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995)

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    VORNADO REALTY TRUST



Dated: April 2, 1997                By: /s/ Joseph Macnow
                                        --------------------------------
                                        Joseph Macnow
                                        Vice President --
                                           Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                             Exhibit
-----------                             -------

      3.1 Amended and Restated Declaration of Trust of the Company, as amended May 23, 1996 (incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-09159), filed on July 30, 1996)

      3.2 By-laws of the Company, dated March 10, 1994, (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-5098) filed on March 24, 1994)

      3.3 Form of Articles of Amendment of the Amended and Restated Declaration of Trust of the Company

      4.1 Form of Articles Supplementary Classifying the Series A Convertible Preferred Shares of Beneficial Interest

      4.2 Form of Specimen Share Certificate for the Series A Convertible Preferred Shares of Beneficial Interest

      4.3 Specimen certificate representing the Company's Common Shares of Beneficial Interest (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995)